UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2018

CIGNA CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-08323	06-1059331
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

900 Cottage Grove Road Bloomfield, Connecticut		06002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(860) 226-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On March 8, 2018, Cigna Corporation (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Express Scripts Holding Company, a Delaware corporation ("Express Scripts"), Halfmoon Parent, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company ("Holdco"), Halfmoon I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco ("Merger Sub 1"), and Halfmoon II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Holdco ("Merger Sub 2" and, together with Merger Sub 1, the "Merger Subs").

Subject to the conditions of the Merger Agreement, the Company will acquire Express Scripts in a cash and stock transaction through: (1) the merger of Merger Sub 1 with and into the Company (the "Whitman Merger"), with the Company surviving the Whitman Merger as a direct wholly owned subsidiary of Holdco, and (2) the merger of Merger Sub 2 with and into Express Scripts (the "Emerson Merger" and, together with the Whitman Merger, the "Merger"), with Express Scripts surviving the Emerson Merger as a direct wholly owned subsidiary of Holdco.  The Whitman Merger and Emerson Merger will become effective concurrently (such time, the "Effective Time").

Subject to the conditions of the Merger Agreement, at the Effective Time, each share of Express Scripts common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (other than any shares of Express Scripts common stock (1) held by Express Scripts as treasury shares, (2) held by the Company or by any wholly owned subsidiary of the Company or of Express Scripts or (3) with respect to which appraisal rights are properly exercised and not withdrawn) will be converted automatically into (a) 0.2434 of a fully paid and nonassessable share of Holdco common stock (the "Stock Consideration") and (b) the right to receive $48.75 in cash, without interest (the "Cash Consideration" and, together with the Stock Consideration and any cash in lieu of fractional shares of Holdco common stock, the "Merger Consideration").  No fractional shares of Holdco common stock will be issued in the Merger, and the stockholders of Express Scripts will receive cash in lieu of any fractional shares of Holdco common stock.

Subject to the conditions of the Merger Agreement, at the Effective Time, each share of Company common stock, par value $0.25 per share, issued and outstanding immediately prior to the Effective Time (other than any shares of Company common stock (1) held by the Company as treasury shares or (2) held by Holdco or Merger Sub 1) will be converted automatically into one fully paid and nonassessable share of Holdco common stock.

The Merger Agreement generally provides that Express Scripts stock options, restricted stock units (other than those held by non-employee directors) and deferred stock units that are outstanding immediately prior to the Effective Time will be converted into equivalent Holdco awards.  Express Scripts performance share units that are outstanding immediately prior to the Effective Time generally will vest at the level of performance determined by the compensation committee of the board of directors of Express Scripts prior to the closing (provided that awards granted in 2018 will vest at the maximum level of performance) and will be cancelled at the Effective Time in exchange for the right to receive the Merger Consideration.

Each Express Scripts restricted stock unit held by a non-employee director will be cancelled in exchange for a cash payment in an amount equal to the Merger Consideration.

The Company's stock options, restricted shares, restricted stock units, strategic performance shares and deferred stock units that are outstanding immediately prior to the Effective Time will be converted into equivalent Holdco awards.

Board of Directors of Holdco
Pursuant to the Merger Agreement, at the Effective Time, the board of directors of Holdco will consist of 13 directors, comprised of (1) eight independent members of the board of directors of the Company, (2) the chief executive officer of the Company and (3) four independent members of the board of directors of Express Scripts.  Within 30 days after the date of the Merger Agreement, Express Scripts will provide to the Company a list of independent members of the board of directors of Express Scripts who are willing to serve as members of the board of directors of Holdco, and within 30 days after the delivery of such list, the Company will select from such list the four members of the board of directors of Express Scripts who will serve as members of the board of directors of Holdco effective at the Effective Time.

Regulatory Efforts
Pursuant to the terms of the Merger Agreement, each of the Company and Express Scripts is required to use reasonable best efforts to take all actions necessary or advisable under applicable laws to consummate the Merger as soon as practicable.  In furtherance thereof, the Company has agreed to accept restrictions on its and Express Scripts' assets to the extent necessary to resolve such objections and eliminate every impediment that a governmental entity of competent jurisdiction asserts under any regulatory law, unless such restrictions would result in, or would be reasonably likely to result in, individually or in the aggregate, a material adverse effect on the Company, Express Scripts and their respective subsidiaries, taken as a whole, after giving effect to the Merger, including the synergies expected to be realized from the Merger (a "Burdensome Condition").

No Solicitation; Change of Recommendation
The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, each of the Company and Express Scripts will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties and to engage in discussions with third parties regarding alternative acquisition proposals, subject to customary exceptions.  The Company has the right to terminate the Merger Agreement (1) if the board of directors of Express Scripts changes its recommendation that the stockholders of Express Scripts adopt the Merger Agreement (or resolves to effect a change in recommendation), or (2) in order to enter into an alternative acquisition agreement with respect to a Parent Superior Proposal (as defined in the Merger Agreement).  Express Scripts has reciprocal rights to terminate the Merger Agreement.

Notwithstanding these restrictions, prior to obtaining the required approval of the stockholders of the Company, the board of directors of the Company may, subject to following specified procedures, change its recommendation that the stockholders of the Company adopt the Merger Agreement (1) in response to a Parent Intervening Event (as defined in the Merger Agreement) or (2) following receipt of a Parent Superior Proposal.  The board of directors of Express Scripts has reciprocal rights to change its recommendation.

Conditions
Consummation of the Merger is subject to certain customary conditions, including adoption of the Merger Agreement by the stockholders of Express Scripts, adoption of the Merger Agreement by the stockholders of the Company, the shares of Holdco common stock to be issued in the Merger having been approved for listing on the New York Stock Exchange, the effectiveness of the registration statement of Holdco pursuant to which shares of Holdco common stock to be issued in the Merger will be registered with the Securities and Exchange Commission (the "SEC"), the receipt of specified regulatory approvals without the imposition, individually or in the aggregate, of a Burdensome Condition, the absence of pending litigation instituted by one or more specified governmental entities to enjoin, restrain or prohibit the Merger, and the receipt by each of the Company and Express Scripts of certain tax opinions.  The obligation of each of the Company and Express Scripts to consummate the Merger is also conditioned upon the other party's representations and warranties being true and correct (subject to certain materiality and Material Adverse Effect (as defined in the Merger Agreement) qualifications), and the other party having performed in all material respects its obligations under the Merger Agreement.  Consummation of the Merger is not subject to a financing condition.

Representations, Warranties and Covenants
The Company and Express Scripts each made certain representations and warranties and agreed to certain covenants in the Merger Agreement, including, among other things, covenants by the Company and Express Scripts to conduct their businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger.

Financing
The Company entered into a commitment letter, dated as of March 8, 2018, with Morgan Stanley Senior Funding, Inc., and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (together, the "Banks"), pursuant to which the Banks have committed to provide, subject to the terms and conditions of the commitment letter, a $26.7 billion 364-day senior unsecured bridge term loan facility.

Termination

The Merger Agreement provides for certain termination rights for both the Company and Express Scripts, including the right of either party to terminate the Merger Agreement (1) if the Merger is not consummated by December 8, 2018 (subject to a six-month extension by either the Company or Express Scripts to June 8, 2019 if all closing conditions are satisfied other than those that relate to the absence of a legal restraint relating to a regulatory law or the receipt of specified regulatory approvals for the Merger) (such date, the "Termination Date"), (2) if the stockholders of the Company or the stockholders of Express Scripts vote against adopting the Merger Agreement, (3) in order to enter into a binding agreement with respect to, as applicable, a Parent Superior Proposal or a Company Superior Proposal (as defined in the Merger Agreement), (4) if a legal restraint from one or more specified jurisdictions prohibiting consummation of the Merger has become final and non-appealable or (5) if the board of directors of the other party changes its recommendation that the stockholders of such party adopt the Merger Agreement.

If the Merger Agreement is terminated (1) by Express Scripts because the board of directors of the Company has changed its recommendation prior to obtaining the required approval of the stockholders of the Company, (2) by Express Scripts or the Company if the board of directors of the Company has changed its recommendation and the stockholders of the Company have voted against adopting the Merger Agreement or (3) by the Company in order to enter into an alternative acquisition agreement with respect to a Parent Superior Proposal that did not result from a breach of the Company's non-solicitation obligations, then the Company will be required to pay Express Scripts a fee equal to $1.6 billion (the "Parent Termination Fee").  Further, if the Merger Agreement is terminated under certain circumstances and within 12 months after the date of such termination the Company enters into an agreement regarding a sale of a majority of the Company's assets or equity or consummates such a sale, then the Company will be required to pay the Parent Termination Fee prior to or contemporaneously with such entry or consummation.  Express Scripts has reciprocal obligations under specified circumstances to pay a $1.6 billion termination fee to the Company.

Additionally, in the event that the Merger Agreement is terminated by either the Company or Express Scripts due to (1) a legal restraint relating to a regulatory law prohibiting consummation of the Merger having become final and non-appealable or (2) the Merger not having been consummated on or prior to the Termination Date (and, in the case of clause (2), at the time of such termination, all of the conditions to the Company's obligation to consummate the Merger have been satisfied other than those that relate to the absence of a legal restraint relating to a regulatory law or the receipt of a regulatory approval), the Company may be required to pay Express Scripts a reverse termination fee of $2.1 billion.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

The representations, warranties and covenants of the Company and Express Scripts contained in the Merger Agreement (1) have been made only for purposes of the Merger Agreement, (2) have been qualified by (a) the matters specifically disclosed in certain of the Company's and Express Scripts' filings with the SEC and (b) confidential disclosures made in the disclosure schedules delivered in connection with the Merger Agreement, (3) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (5) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters of fact.  Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, Express Scripts or their respective affiliates or businesses, including Holdco and the Merger Subs.  Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Express Scripts or any of their respective affiliates, including Holdco and the Merger Subs.  Moreover, information concerning the subject matter of the representations, warranties or covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's, Express Scripts' or Holdco's public disclosures.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 7, 2018 and effective on the same date, the board of directors of the Company amended the By-Laws of the Company (the "By-Law Amendment").  The By-Law Amendment adopts a forum selection provision providing that the sole and exclusive forum for certain proceedings relating to the Company will be a state court within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The foregoing description is qualified in its entirety by reference to the full text of the Bylaw Amendment, a copy of which is attached hereto as Exhibit 3.1.

* * *

FORWARD LOOKING STATEMENTS

Information included or incorporated by reference in this communication, and information which may be contained in other filings with the Securities and Exchange Commission (the "SEC") and press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions.

Forward-looking statements, including as they relate to Express Scripts ("Express Scripts") or Cigna ("Cigna"), the management of either such company or the transaction, involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Express Scripts and Cigna do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:

•
the inability of Express Scripts and Cigna to obtain stockholder or regulatory approvals required for the merger or the requirement to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals;

•	a longer time than anticipated to consummate the proposed merger;

•	problems regarding the successful integration of the businesses of Express Scripts and Cigna;

•	unexpected costs regarding the proposed merger;

•	diversion of management's attention from ongoing business operations and opportunities;

•	potential litigation associated with the proposed merger;

•	the ability to retain key personnel;

•	the availability of financing;

•	effects on the businesses as a result of uncertainty surrounding the proposed merger; and

•	the industry may be subject to future risks that are described in SEC reports filed by Express Scripts and Cigna.

You should carefully consider these and other relevant factors, including those risk factors in this communication and other risks and uncertainties that affect the businesses of Express Scripts and Cigna described in their respective filings with the SEC, when reviewing any forward-looking statement. These factors are noted for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either foregoing lists, or the risks identified in SEC filings, to be a complete discussion of all potential risks or uncertainties.

IMPORTANT INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In connection with the proposed transaction, the newly formed company which will become the holding company following the transaction ("Holdco") intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Cigna and Express Scripts that also constitutes a prospectus of Holdco. Cigna and Express Scripts also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Holdco, Cigna and Express Scripts with the SEC at the SEC's website at www.sec.gov. Copies of documents filed with the SEC by Cigna will be available free of charge on Cigna's website at www.Cigna.com or by contacting Cigna's Investor Relations Department at (215) 761-4198. Copies of documents filed with the SEC by Express Scripts will be available free of charge on Express Scripts' website at www.express-scripts.com or by contacting Express Scripts' Investor Relations Department at (314) 810-3115.

PARTICIPANTS IN THE SOLICITATION

Cigna (and, in some instances, Holdco) and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of directors and executive officers of Cigna (and, in some instances, Holdco) in Cigna's Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 28, 2018, and its preliminary proxy statement for its 2018 Annual Meeting, which was filed with the SEC on March 2, 2018. Investors may obtain information regarding the names, affiliations and interests of Express Scripts' directors and executive officers in Express Scripts' Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 27, 2018, and its proxy statement for its 2017 Annual Meeting, which was filed with the SEC on March 17, 2017. You may obtain free copies of these documents at the SEC's website at www.sec.gov, at Cigna's website at www.Cigna.com or by contacting Cigna's Investor Relations Department at (215) 761-4198. Copies of documents filed with the SEC by Express Scripts will be available free of charge on Express Scripts' website at www.express-scripts.com or by contacting Express Scripts' Investor Relations Department at (314) 810-3115. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available. Investors should read the joint proxy statement/prospectus carefully and in its entirety when it becomes available before making any voting or investment decisions.

NO OFFER OR SOLICITATION

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Item 9.01.        Financial Statements and Exhibits.

Exhibit No. Description
2.1	Agreement and Plan of Merger, dated as of March 8, 2018, by and among Cigna Corporation, Express Scripts Holding Company, Halfmoon Parent, Inc., Halfmoon I, Inc., and Halfmoon II, Inc.*

3.1	Amendment to By-Laws of Cigna Corporation.

*Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted.  The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CIGNA CORPORATION
(Registrant)

By:	/s/Eric P. Palmer
	Name:	Eric P. Palmer
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated:  March 13, 2018